Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

LiveOne, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	(1)	Other	3,000,000		$0.6065	$1,819,500.00	0.0001531	$278.57
Fees to be Paid	Equity	Common Stock issuable upon exercise of the Warrants	(2)	Other	3,000,000		0.6065	1,819,500.00	0.0001531	278.57
Fees to be Paid	Other	Warrants to purchase shares of Common Stock	(3)	Other		$			$0.0001531	$0.00

Total Offering Amounts:								$3,639,000.00		557.14
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$557.14

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $0.6065 per share, the average of the high and low prices of the common stock, as reported on the Nasdaq Capital Market on August 22, 2025, a date within five business days prior to the filing of this Registration Statement.

(2)	Represents shares issuable upon exercise of the warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Calculated pursuant to Rule 457(g) under the Securities Act, based on $0.6065 per share, the average of the high and low prices of the common stock, as reported on the Nasdaq Capital Market on August 22, 2025, a date within five business days prior to the filing of this Registration Statement.

(3)	No separate registration fee required pursuant to Rule 457(g) under the Securities Act.